ESSEX CORPORATION





Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders of Essex Corporation to be held at the main Essex office, 9150 Guilford Road, Columbia, Maryland on Monday, November 17, 1997 at 10:00 a.m.

         As discussed in this Proxy Statement, the matters to be acted on at the Annual Meeting are: the election of directors and the ratification of the appointment of independent auditors. Additionally, there will be a presentation reviewing the Company's performance in 1996 and 1997 and prospects for 1998. There will also be an opportunity for Stockholders to present questions to management and to a representative of the Company's independent auditors. Discussions of the Company's business at past annual meetings have generally been interesting and useful. We hope you will be able to attend.

         The Company's Annual Report on Form 10-KSB for the year ended December 29, 1996, including the financial statements, is enclosed. Such report and financial statements are not a part of this Proxy Statement.

         Whether or not you plan to attend, we hope that your shares of stock will be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning your proxy in the enclosed envelope. PLEASE MARK YOUR PROXY CARD CAREFULLY.

         YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. IF YOU ARE A STOCKHOLDER OF RECORD AND ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR BALLOT IN PERSON AND YOU MAY CAST YOUR BALLOT AT THAT TIME IF YOU SO DESIRE.


                                             Respectfully  yours,


                                             Harry Letaw, Jr.
                                             CHAIRMAN & CHIEF EXECUTIVE OFFICER


Columbia, Maryland
October 13, 1997

                                ESSEX CORPORATION
                               9150 Guilford Road
                            Columbia, Maryland 21046

                      ------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      ------------------------------------


         Notice is hereby given that the Annual Meeting of Stockholders of Essex Corporation (the "Company"), a Virginia corporation, will be held at 10:00 a.m., Monday, November 17, 1997, and thereafter as it may from time-to-time be adjourned, at the Company's Corporate office, 9150 Guilford Road, Columbia, Maryland, for the following purposes:

1. To elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;
2.       To ratify the appointment of independent auditors; and
3.       To transact such other business as may properly come before the Annual
         Meeting.

         Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

         The Board of Directors fixed the close of business on September 12, 1997, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

         The approximate date on which the Proxy Statement and form of Proxy was first sent or given to shareholders is October 15, 1997.

         Please indicate your vote, date and sign the enclosed proxy card and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. The prompt return of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             LEONARD E. MOODISPAW
                                             SECRETARY

Columbia, Maryland
October 13, 1997

                                ESSEX CORPORATION
                               9150 Guilford Road
                            Columbia, Maryland 21046
                      ------------------------------------


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 17, 1997

                      ------------------------------------


         The enclosed proxy is furnished to the holders of common stock, $0.10 par value (the "Common Stock") of Essex Corporation (the "Company") and is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on November 17, 1997 and at any adjournments thereof (the "Annual Meeting"). The approximate date on which the Notice of Annual Meeting, Proxy Statement and proxy card are first sent or given to Stockholders is October 15, 1997.

         The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the proxy will be voted FOR the nominees for director listed on the proxy and also listed under the caption "Proposal 1" herein; FOR ratification of appointment of independent auditors. The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the Board of Directors with respect to any other business that may come before the Annual Meeting.

         The Board of Directors has fixed the close of business on September 12, 1997 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, notwithstanding any subsequent transfers of stock. The stock transfer books will not be closed.

         As of September 12, 1997, the Record Date, there were outstanding 3,626,098 shares of the Common Stock. Only holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, such holders being entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of at least one-third of the shares of Common Stock outstanding as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as directors named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to Proposal 1. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matter. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum.

         As of the Record Date, all of the present directors, as a group of eight persons, and all of the present directors and executive officers of the Company, as a group of fourteen persons, owned beneficially 1,923,756 shares (30.2% of the total outstanding shares) of the Company. To the knowledge of management, as of the Record Date, the only executive officer, director and nominee for director who owned beneficially five percent or more of the Company's outstanding shares was Dr. Harry Letaw, Jr.

         Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either with the Secretary of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

         Any document referenced in this Proxy Statement is available without charge to any shareholder of record upon request. Such document will be sent to the requesting party by first class mail within one day of the date of receipt of the request. All requests shall be made either in writing, and directed to the Company at its main office address, or orally and directed to the Secretary at (301) 939-7000.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Board of Directors does not propose any action for which the laws of the state of Virginia, or the Articles of Incorporation or By-Laws of the Company provide a right of a Stockholder to dissent and obtain payment for shares.

                  INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS
                           IN MATTERS TO BE ACTED UPON

         Executive officers or directors of the Company have a substantial interest in two of the matters to be acted upon at the Annual Meeting of
Stockholders: each of the present directors has been nominated for re-election to the office of director for a term of one year, except Samuel Hopkins, who will retire and not be a candidate for re-election.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The voting securities of the Company which were outstanding on September 12, 1997, consisted of 3,626,098 shares of Common Stock with a par value of ten cents ($0.10) per share. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

         The following table and accompanying notes set forth as of September 12, 1997, information with respect to the beneficial ownership of the Company's Common Stock by (I) each person or group who beneficially own more than 5% of the Common Stock, (ii) each of the directors of the Company, (iii) each of the officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


   NAME AND ADDRESS                       AMOUNT AND NATURE OF        PERCENTAGE OF OUTSTANDING SHARES
 OF BENEFICIAL OWNER*                   BENEFICIAL OWNERSHIP  (1)   OF COMMON STOCK BENEFICIALLY OWNED
----------------------                  -------------------------   ----------------------------------
Harry Letaw, Jr. (2)                              946,179                           14.85
Terry M. Turpin (3)                               294,681                            4.63
Frank E. Manning (4)                              121,775                            1.91
Samuel Hopkins (5)                                 89,375                            1.40
Harold P. Hanson (6)                               61,100                              **
Joseph R. Kurry, Jr. (7)                           57,309                              **
Robert W. Hicks (8)                                45,700                              **
Ray M. Keeler (9)                                  21,750                              **
A. William Perkins (10)                            21,000                              **
Anthony L. Ward (11)                               38,031                              **
Martin G. Every (12)                               20,137                              **

All Directors and Executive
Officers as a Group (14 persons) (13)           1,923,756                            30.2

-----------------------------------------------------------------------

  * All beneficial owners are directors and/or officers of the Company and can be reached c/o Essex Corporation, 9150 Guilford Road, Columbia, MD 21046.

**   Less than 1%

     (1) Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty
           (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no record ownership interest. The shares listed above include options and rights to acquire shares within sixty (60) days and shares held of record by the Essex Corporation Retirement Trust as to which shares the respective participant has disposition and voting rights. The percentage ownership is computed based upon the number of shares which would be outstanding if such options and rights were exercised.

     (2)   Dr. Harry Letaw, Jr. is Chairman of the Board, President and Chief Executive Officer of the Company.
           Of the 946,179 shares beneficially shown as owned by Dr. Letaw, 723,354 shares represent presently exercisable rights to acquire Common Stock through stock options, convertible notes, and warrants.



                                        3




     (3) Terry M. Turpin is a Director and Senior Vice President of the Company. Of the shares shown as beneficially owned, 218,900 represent presently exercisable rights to acquire common stock through stock options, convertible preferred stock, and warrants.

     (4) Mr. Frank E. Manning is the record and beneficial owner of approximately 1.91% of the outstanding shares of the Company (121,775 shares), including presently exercisable options to purchase 27,000 shares. Mr. Manning is the Chairman Emeritus and a Director of the Company. Does not include 40,000 shares of the Company's Common Stock owned of record and beneficially by Mrs. Eva L. Manning, wife of Mr. Frank E. Manning. Also does not include 197,500 shares beneficially owned by six separate family trusts of which Mrs. Manning is the sole trustee and over which trusts she has exclusive voting and dispositive power.

     (5) Samuel Hopkins is a Director of the Company. Of the shares shown as beneficially owned, 55,625 represent presently exercisable rights to acquire common stock through stock options, convertible notes, and warrants.

     (6) Harold P. Hanson is a Director of the Company. Of the shares shown as beneficially owned, 36,000 represent presently exercisable rights to acquire common stock through stock options and warrants.

     (7) Joseph R. Kurry, Jr. is Vice President, Treasurer and Chief Financial Officer of the Company. Of the shares shown as beneficially owned, 20,950 represent presently exercisable rights to acquire common stock through stock options and warrants.

     (8) Robert W. Hicks is a Director of the Company. Of the shares shown as beneficially owned, 12,500 represent presently exercisable rights to acquire common stock through stock options and warrants.

     (9) Ray M. Keeler is a Director of the Company. Of the shares shown as beneficially owned, 11,750 represent presently exercisable rights to acquire common stock through stock options and warrants.

     (10) A. William Perkins is a Director of the Company. Of the shares shown as beneficially owned, 10,000 represent presently exercisable rights to acquire common stock through stock options and warrants.

     (11) Anthony L. Ward is Vice President, Chief Administrative Officer and Assistant Secretary of the Company. Of the shares shown as beneficially owned, 21,100 represent presently exercisable rights to acquire common stock through stock options.

     (12) Martin G. Every is a Senior Vice President of the Company. Of the shares shown as beneficially owned, 14,100 represent presently exercisable rights to acquire common stock through stock options.

     (13) Of the shares shown as beneficially owned, 1,270,094 represent presently exercisable rights to acquire common stock through stock options, convertible notes, convertible preferred stock and warrants.

-----------------------------------------------------------------------

                     MEETINGS OF THE BOARD OF DIRECTORS AND
                            BOARD STANDING COMMITTEES

         The Company's directors generally meet quarterly. Additionally, the By-Laws provide for special meetings and, as also permitted by Virginia law, Board action may be taken without a meeting upon unanimous written consent of all directors. Board members not employed by the company receive a maximum of $1,500 for each Board or Board Committee Meeting attended. In 1996 the Board held five meetings; the entire membership of the Board was present at all meetings of the Board of Directors. The aggregate compensation paid to the six outside directors for Board meetings in 1996 was $27,750.

         The Board of Directors has three standing Committees: the Audit Committee, the Ethics Committee and the Compensation Committee. The Audit Committee, established by resolution of the Board, is vested with the following duties and powers: (1) to recommend to the Board the independent public accountants to audit the books and records of the Company; (2) to review the recommendations of the independent public accountants with respect to accounting methods and internal controls, and to advise the Board with respect thereto; (3) to examine the scope and extent of the audit conducted by the independent public accountants and to advise the Board with respect thereto; and (4) such other functions and responsibilities as may be assigned by the Board. Mr. A. William Perkins and Mr. Robert W. Hicks were members of the Audit Committee and attended all five meetings of the Committee held in 1996. In addition, the Audit Committee met and reviewed all interim statements and reports prior to issuance to shareholders and filing with the Securities and Exchange Commission.

         The Board of Directors has an established Ethics Committee. Its purpose is to advise Essex management of means of ensuring that Essex adheres to the highest ethical standards in its operations. A. William Perkins and Harold Hanson served on the Ethics Committee in 1996 as well as ex-officio Leonard E. Moodispaw. No ethical issues were addressed by the committee in 1996.

         The  Compensation   Committee  recommends  to  the  Board of Directors
compensation, including incentive compensation, for principal executives of the Company. Membership is comprised of outside directors and consisted of Samuel Hopkins and Ray M. Keeler during 1996. The Committee was consulted on several matters; however, all issues concerning compensation were discussed by the Board as a whole.

          BOARD COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

         There are three basic elements in the Company's executive compensation program -- base salary, incentive bonus, and long-term incentive compensation. The Compensation Committee, which reviews compensation on an annual basis, is responsible for all determinations regarding compensation.

     1. Base Salary. Salaries of the Company's executive officers are determined for the forthcoming year at a meeting of the Company's Compensation Committee of the Board of Directors, which makes compensation recommendations to the entire Board of Directors. Salaries for the executive officers are based on the subjective consideration of each executive's performance, the recommendation of the Compensation Committee, and the Company's overall performance during the prior year. Salary adjustments take into account the Company's performance and are made subject to the foregoing. If an executive is responsible for a particular business department, that department's financial results are also considered.

     2. INCENTIVE COMPENSATION. The Company has an Employee Incentive Performance Award Plan under which bonuses are distributed to employees. All employees are eligible to receive such awards under flexible criteria designed to compensate for superior division and individual performance during each fiscal year. Awards are generally recommended annually by management and approved by the Board of
          Directors. Such awards may be constrained by overall Company performances. There were 35 awards in 1996 totaling $185,250. The incentive awards under the Performance Award Plan for the persons referred to in the Summary Compensation Table are included in that Table.

     3. LONG-TERM INCENTIVES. Under the Company's Stock Option and Stock Appreciation Rights Plans, and the Restricted Stock Bonus Plan, as described elsewhere, restricted stock, stock options and stock appreciation rights may be granted to executive officers. These awards provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of the Company's shares. In granting stock options and stock appreciation rights, the Company does consider the number of options previously granted to an executive officer, and does consider new duties and responsibilities the executive officer has assumed during the year.

         The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who served as such at the end of the last fiscal year and whose total compensation exceeds $100,000.

                                    TABLE II
                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE
     YEARS ENDED DECEMBER 29, 1996, DECEMBER 31, 1995 AND DECEMBER 25, 1994

                                                                            LONG-TERM COMPENSATION
                                                                           ---------------------------------
                                         ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                                   -------------------------------------   ------------------------  -------

                                                                Other      Restricted    Securities             All Other
                                                                Annual        Stock      Underlying     LTIP     Compen-
         Name and                                            Compensation    Award(s)   Options/SARs   Payouts    sation
    Principal Position      Year   Salary($)(1)   Bonus ($)     ($)(2)        ($)(3)        (#)           (#)       ($)
------------------------------------------------------------------------------------------------------------------------------
Harry Letaw, Jr.            1996      135,200      35,000           0          0             0             0         0
Chairman and CEO            1995      113,920      10,000           0          0             0             0         0
                            1994      107,536         0             0          0             0             0         0

Anthony L. Ward (4)         1996      116,480      15,000         3,494        0          30,000           0         0
Vice President, Assistant   1995      107,680       7,500         3,235        0           8,000           0         0
Secretary and CAO           1994      105,040         0           3,151        0             0             0         0

Terry M. Turpin             1996      115,120      15,000         3,465        0           8,000           0         0
Senior Vice President and   1995      102,848       7,500         3,095        0           8,000           0         0
Director                    1994      100,006         0           3,009        0          17,778           0         0

Joseph R. Kurry, Jr.        1996      114,400      25,000         3,439        0          23,500           0         0
Treasurer, Vice President   1995      106,400       7,500         3,198        0           5,000           0         0
and CFO                     1994      104,000         0           3,123        0          20,000           0         0

Martin G. Every (5)         1996      110,240      25,000         3,324        0          29,500           0         0
Senior Vice President       1995      102,640       5,000         3,094        0           5,000           0         0
                            1994      100,360         0           3,025        0             0             0         0


----------------------------------------------------------

(1) Includes amounts deferred at the election of the named executive officer pursuant to Section 401(k)of the Internal Revenue Code ("401(k)").

(2) Represents matching 401(k) contributions made on behalf of the respective named executive officer pursuant to the Company's Retirement Plan and Trust. Excludes other perquisites and benefits not exceeding the lesser of $50,000 or 10% of the named executive officer's total annual salary and bonus.

(3) No restricted stock awards were made for the periods indicated. The number and value of the aggregate restricted stock holdings for the named executive officers at the end of the 1996 fiscal year, based on the closing bid price of the Common Stock on NASDAQ on December 27, 1996, without giving effect to the consideration paid by the named executive officer, were as follows: Dr. Letaw, 222,905 shares, $236,279 value; Mr. Ward, 20,831 shares, $22,081 value; Mr. Kurry, 36,359 shares, $38,541 value; Mr.
     Turpin, 75,781 shares, $80,328 value; and Mr. Every, 6,037 shares, $6,399 value.

 (4)    Mr. Ward ceased full-time employment with the Company on August 3, 1997.

 (5)    Mr. Every ceased employment with the Company on  September  30, 1997.


DEFINED CONTRIBUTION RETIREMENT PLAN

     The Company has a qualified defined contribution retirement plan, the Essex Corporation Retirement Plan and Trust, which includes a 401(k) salary reduction feature for its employees. The Plan calls for a discretionary contribution as determined by the Board of Directors, and an employer matching contribution of up to 3% of eligible employee compensation under the salary reduction feature. Discretionary contributions are determined annually by the Board of Directors. No discretionary contribution was made by the Company to the Retirement Plan for 1996. The total authorized contribution under the matching contribution feature of the Plan was approximately $162,700 in 1996. All employee contributions are 100% vested at all times and Company contributions vest based on length of service. Vested contributions are distributable and benefits are payable only upon death, disability, retirement or break in service. Participants may request that their accrued benefits under the Section 401(k) portion of the Plan be allocated among various investment options established by the Plan administrator.

     The Company contributions under the Retirement Plan for the persons referred to in the Summary Compensation Table are included in that Table.

EMPLOYEE INCENTIVE PERFORMANCE AWARD PLAN

     The Company has an Employee Incentive Performance Award Plan under which bonuses are distributed to employees. All employees are eligible to receive such awards under flexible criteria designed to compensate for superior division and individual performance during each fiscal year. Awards are generally recommended annually by management and approved by the Board of Directors. Such awards may be constrained by overall Company performances. There were 35 awards in 1996 totaling $185,250. The incentive awards under the Performance Award Plan for the persons referred to in the Summary Compensation Table are included in that Table.

RESTRICTED STOCK BONUS PLAN

     Essex Corporation has a Restricted Stock Bonus Plan under which up to 50,000 shares of the Company's common stock may be reserved for issuance to non-employee members of the Board of Directors and key employees of the Company selected by the Board of Directors. Shares of restricted stock may be issued under the Plan subject to forfeiture during a restriction period, fixed in each instance by the Board of Directors, whereby all rights of the grantee to the stock terminate upon certain conditions such as cessation of continuous employment during the restriction period. Upon expiration of the restriction period, or earlier upon the death or substantial disability of the grantee, the restrictions applicable to all shares of restricted stock of the grantee expire. The Plan also provides that loans may be advanced by the Company to a grantee to pay income taxes due on the taxable value of shares granted under the Plan. Such loans must be evidenced by an interest bearing promissory note payable five (5) years after the date of the loan, and be secured by shares of stock of the Company (which may be restricted stock) having a fair market value equal to 200 percent of the loan.

     During 1995, the Board awarded a total of 12,000 shares to six directors and none were awarded in 1996 or 1994. There were approximately 22,050 shares remaining in the Restricted Stock Bonus Plan as of December 29, 1996.

EMPLOYMENT AGREEMENTS

     Since 1988, the Company has had an Agreement of Employment with Harry Letaw, Jr., Chairman of the Board, President and Chief Executive Officer. Dr. Letaw's annual compensation was originally established at $120,000 but was reduced, at his recommendation to the annual amounts shown in the Summary Compensation Table. Dr. Letaw's annual compensation was increased to $135,200 effective October 2, 1995. The term of this Agreement is extended on a month-to-month basis by mutual agreement.

     The Company has an Agreement of Employment with Frank E. Manning, Chairman Emeritus and Member of the Essex Board of Directors, whereby Mr. Manning is a part-time employee of the Company with duties to provide advice and counsel to the management of Essex. The Agreement may be terminated by either party with 60 days advance notice. Mr. Manning also receives reimbursement of medical costs not covered by Medicare. Mr. Manning received compensation of $30,350 in fiscal year 1996 for his services as an employee of the Company and medical reimbursement of $2,761 in 1996.

     The above agreements restrict the individuals' rights to compete with the Company and prohibit misappropriation of proprietary rights of the Company, both during and after the term of employment.

OPTIONS TO PURCHASE SECURITIES

     The Company has a 1996 Stock Option and Appreciation Rights Plan (the "1996 Plan"). The 1996 Plan as presently in effect provides for the grant of tax qualified Incentive Stock Options ("ISOs") and options that are not tax qualified ("NSOs") and Stock Appreciation Rights ("SARs") which rights may be related to, but not necessarily be granted in tandem with, options granted under the 1996 Plan. Persons eligible to receive awards of options and SARs under the 1996 Plan include officers, directors, key employees and other persons who provide valuable services to the Company. SARs entitle the holder to cash or Company Common Stock measured by the increase in market value of the Company's Common Stock from the date of grant to the date of exercise. The exercise price of an ISO under the 1996 Plan may not be less than the fair market value of the Company stock on the date of grant; the exercise price of NSOs and the appreciation base price of SARs are determined in the discretion of the Board of Directors except that the SAR appreciation base price may not be less than 50% of the fair market value of a share of Common Stock on the grant date with respect to awards to persons who are officers or directors of the Company. The 1996 Plan reserves 300,000 shares of the Company's Common Stock for issuance. There are options for 81,000 shares outstanding at prices ranging from $2.30 - $3.00, including options for 34,000 shares held by officers or directors. As of August 31, 1997, there remain 219,000 shares available for future grants of options or SARs.

     The Company had an Option and Stock Appreciation Rights Plan ("OSAR Plan ") which expired on January 31, 1997 with no shares available for future grants. As of August 31, 1997, options for 749,500 shares of the Company's Common Stock remain outstanding under this Plan. Of this amount, options for 533,959 shares are exercisable at prices ranging from $2.50 - $3.50 including options held by officers and directors to purchase 598,000 shares (of which options for 451,744 shares are exercisable).

     The following Table shows for the fiscal year ended December 29, 1996 for the persons named in the Summary Compensation Table, information with respect to options to purchase Common Stock granted during 1996 under the OSAR Plan. A total of 27,500 shares of options granted under the stock plans have been exercised by the persons listed below in 1996.


                                                        TABLE III

                                                STOCK OPTIONS GRANTS TABLE
                                         FOR FISCAL YEAR ENDED DECEMBER 29, 1996




                                    Number of
                                   Securities                % Of Total
                                   Underlying               Options/SARs              Exercise or
                                     Options            Granted to Employees           Base Price           Expiration
            NAME                   Granted (#)             in Fiscal Year                ($/Sh)                Date
============================================================================================================================

Harry Letaw, Jr.                       ---                       ---                      ---                  ---

Anthony L. Ward                    10,000 (1)                    3.9                      3.00               12/31/02
                                   10,000 (2)                    3.9                      3.00               12/31/03
                                   10,000 (3)                    3.9                      3.00               12/31/04

Terry Turpin                        4,000 (1)                    1.5                      3.00               12/31/02
                                    4,000 (2)                    1.5                      3.00               12/31/03

Joseph R. Kurry, Jr.                8,000 (1)                    3.1                      3.00               12/31/02
                                    8,000 (2)                    3.1                      3.00               12/31/03
                                    7,500 (3)                    2.9                      3.00               12/31/04

Martin G. Every                    10,000 (1)                    3.9                      3.00               12/31/02
                                   10,000 (2)                    3.9                      3.00               12/31/03
                                    9,500 (3)                    3.9                      3.00               12/31/04





     -----------------------------------------------------------------------


     (1) Such options became exercisable beginning March 15, 1997.
     (2) These options shall become exercisable March 15, 1998.
     (3) These options shall become exercisable March 15, 1999.


     The following Table shows for the fiscal year ended December 29, 1996 for the persons named in the Summary Compensation Table, information with respect to option/SAR exercises and fiscal year-end values for unexercised options/SARs.

                                                     TABLE IV

                           AGGREGATED OPTION/SAR EXERCISES AND FY-END OPTION/SAR VALUES
                                   TABLE FOR FISCAL YEAR ENDED DECEMBER 29, 1996



                                                                                  Number of
                                                                                 Securities                   Value of
                                                                                 Underlying                 Unexercised
                                                                                 Unexercised                In-the-Money
                                                                               Options/SARs at            Options/SARs at
                                                                                  FY-End (#)                 FY-End($)
                                     Shares
                                  Acquired on         Value Realized            Exercisable/                Exercisable/
            NAME                  Exercise (#)              ($)                 Unexercisable              Unexercisable
================================================================================================================================

Harry Letaw, Jr.                     10,000               $1,900               262,104/27,896                   0/0

Anthony L. Ward                       3,500                2,135                 4,700/35,300                   0/0

Terry M. Turpin                       3,000                1,830                22,478/13,300                   0/0

Joseph R. Kurry, Jr.                  6,000                3,660                23,700/26,800                   0/0

Martin G. Every                       5,000                3,050                 3,700/32,800                   0/0


REMUNERATION OF DIRECTORS

         The Company's Directors generally meet quarterly. Additionally, the By-Laws provide for special meetings and, as also permitted by Virginia law, Board action may be taken without a meeting upon unanimous written consent of all Directors. Board members not employed by the Company receive a maximum of $1,500 for each Board or Board Committee Meeting attended. In 1996 the Board held five meetings; the entire membership of the Board was present at all of the meetings.
                                   PROPOSAL 1

              TO ELECT SEVEN (7) DIRECTORS TO SERVE UNTIL THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS
             OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

         At the Annual Meeting, seven (7) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. The Board of Directors resolved on September 17, 1997 to set the Board membership at seven (7) Directors. Each of the nominees named below has consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed proxy will be voted for substitute nominee, if any, designated by the Board of Directors and nominated by a person named in the proxy, unless the authority to vote for the management nominee(s) is withheld in the proxy.

         Biographical information with respect to each of the director nominees is set forth below under the caption, "Directors and Executive Officers."

         The following table lists the nominees for director, their age, the positions and offices with the Company, ownership of the Company's Common Stock and the period during which each has served as a director of the Company, if any.



                                                      TABLE V

                                       COMMON STOCK OWNERSHIP OF DIRECTORS
                                       AND NOMINEES AS OF SEPTEMBER 12, 1997


                                                                     DIRECTOR/      NO. OF SHARES
                                  POSITION AND OFFICES                OFFICER        BENEFICIALLY     PCT. OF
    NAME                 AGE        WITH THE COMPANY                   SINCE          OWNED(1)(2)     CLASS(2)


Harry Letaw, Jr.          71     Chairman, President, Director           1988           946,179         14.85

Frank E. Manning(3)       78     Chairman Emeritus, Director             1969           319,275          5.03

Harold P. Hanson          75     Director                                1990            61,100             *

Robert W. Hicks           60     Director                                1988            45,700             *

Ray M. Keeler             66     Director                                1989            21,750             *

A. William Perkins        71     Director                                1969            21,000             *

Terry Turpin              54     Director                                1997           294,681          4.64


*Less than 1% of class
-----------------------------------------------------------------------


(1) Based upon information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)  Includes options and rights to acquire beneficial ownership within 60 days.

(3) Mr. Manning's shares include: 40,000 shares beneficially owned by his wife, Eva L. Manning, as to which Mrs. Manning enjoys exclusive control over the voting and disposition; and 197,500 shares beneficially owned by Mrs.
     Manning as trustee of six separate family trusts, over which she has exclusive voting and dispositive power.


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                APPROVAL OF THE ELECTION OF EACH OF THE NOMINEES
                                  FOR DIRECTOR.

                        DIRECTORS AND EXECUTIVE OFFICERS

     HARRY LETAW, JR. was elected a Director of the Company in June 1988. He is Chairman of the Board, President and Chief Executive Officer. Previously, he was a Director of the Company and a member of the Executive Committee of its Board from July 1981 to September 1983. Dr. Letaw is President and founder of Intellinet Corporation, a motor control system manufacturer, based in Maryland. In addition Dr. Letaw served in senior management and marketing positions with Raytheon, Bunker-Ramo and Martin-Marietta. He performed military service during World War II. Dr. Letaw received a Bachelor of Science degree in Chemistry in 1949, a Master of Science degree in Chemistry in 1951 and a Doctor of Philosophy degree in Physical Chemistry in 1952, all from the University of Florida. Dr. Letaw has an employment contract with the Company extending month-to-month by mutual agreement. Dr. Letaw devotes his full business time to the business of the Company and his affiliations with other corporations do not involve any substantial expenditures of time nor do these positions involve any real or potential conflicts of interest.

     TERRY M. TURPIN was elected a Director of the Company in January 1997. He is a Senior Vice President and the Chief Technical Officer for the Company. He was Vice President and Chief Scientist of SEDC from September 1984 through June 1989. From December 1983 to September 1984 he was an independent consultant. From 1963 through December 1983, Mr. Turpin was employed by NSA. For the last ten years of this period, he was Chief of the Advanced Processing Technologies Division. He holds patents for optical computers and adaptive optical components. Mr. Turpin represented NSA on the Tri-Service Optical Processing Committee organized by the Under Secretary of Defense for Research and Engineering. He received a Bachelor of Science degree in Electrical Engineering from the University of Akron in June 1966 and a Master of Science in Electrical Engineering from Catholic University in Washington, D.C. in June 1970.

     JOSEPH R. KURRY, JR. joined Essex Corporation in March 1985 as Treasurer and Chief Financial Officer and was appointed Vice President in May 1987. He was controller of ManTech International Corporation from December 1979 to March 1985. Mr. Kurry received a Bachelor of Science degree in Business Administration in 1972 from Georgetown University, Washington, D.C. and is a Certified Public Accountant.

     LEONARD E. MOODISPAW was an active partner in the law firm of Dalnekoff & Mason from February 1993 through September 1993 and was a partner in the law firm of Blumenthal, Wayson, Downs and Offutt from 1978 to 1988, both firms are located in Annapolis, Maryland and specialize in litigation. From September 1993 to April 1994, Mr. Moodispaw served as Executive Vice President of ManTech International Corporation, a privately held company. Since April 1994, he has served as President of ManTech Advanced Systems International Corporation. He was a Director of the Essex subsidiary, System Engineering and Development Corporation (SEDC) from its inception in 1980 until it was acquired by Essex in 1989. In 1988, he joined SEDC as Vice President and Corporate Counsel. From June 1989 until September 1991, he served as Vice President, Corporate Counsel and Chief Administrative Officer of Essex and from July 1989 has served as Secretary to the Board of Directors. Mr. Moodispaw also serves as Director of the MVM Group, Inc., a small consulting firm in Maryland since 1991 and as Founder and General Counsel of the Security Affairs Support Association, a not-for-profit organization since 1990. From September 1991 to February 1993 Mr. Moodispaw was Director of International Business with GTE Government Systems. Mr. Moodispaw received a Bachelor's degree in Business Administration from American University in 1965, a Masters Degree in Business Administration in 1969 and a Juris Doctor degree in 1977 from the University of Baltimore. Mr. Moodispaw spends less than 5% of his business time in his capacities with the Company, and his affiliations with other corporations do not involve any real or potential conflicts of interest.

     ANTHONY L. WARD joined Essex in February 1991. He was Vice President, Chief Administrative Officer, Director of Corporate Development and Assistant Secretary. Mr. Ward was the General Manager of the Federal Systems Division. As of August 3, 1997 Mr. Ward resigned as an Officer and full-time employee.

     MARTIN G. EVERY joined the Company in October 1983. He was elected Senior Vice President of the Company in December 1986. Mr. Every served as General Manager of the Company's Systems Effectiveness Division since mid 1990. As of September 30, 1997, Mr. Every resigned as an Officer of the corporation.

     MATTHEW S. BECHTA was elected Vice President in October 1993 and is presently the Director of Programs for the Columbia Operation. In his present position, Mr. Bechta is responsible for oversight management of on-going projects and for business development activities within the Satellite Communications and Optoelectronic Signal Processing business areas. Mr. Bechta joined Essex in 1989 with the merger of Essex and SEDC. As one of the founders of SEDC, he served in various technical and management capacities since incorporation in 1980. From 1975 to 1980, Mr. Bechta was employed at the National Security Agency (NSA) as systems engineer and project manager on several collection, signal processing and communications programs. Mr. Bechta holds a Bachelor of Science degree in Electrical Engineering from Spring Garden College, Pennsylvania, and a Master of Science degree in Computer Science from the Johns Hopkins University.

     ROBERT S. KENNEDY has been a Vice President of the Company since August 1987. Dr. Kennedy joined the Company in January 1981 and has served as principal investigator for over twenty five scientific studies in human factors engineering, human performance measurement, and simulation and training. He was an aviation research psychologist in the U.S. Navy from 1959 to 1981. Dr. Kennedy received a Bachelor of Arts degree in English and Philosophy from Iona College in 1957, a Master of Arts degree in Experimental Psychology from Fordham University in 1959, and a Doctor of Philosophy in Experimental Psychology from the University of Rochester in 1972.

     CRAIG H. PRICE was elected Vice President in October, 1993. As the Director of Engineering for the Commercial Products Division, Dr. Price is responsible for all products, development and research within the Division. Dr. Price joined Essex in 1989 as a result of the merger of Essex and SEDC. Dr. Price had joined SEDC in 1985, with varied assignments in engineering, analysis and advanced technologies. Previously, he served in numerous technical and project positions in the U.S. Air Force during the period 1974 - 1985, during which he was awarded the Distinguished Service Medal. Dr. Price holds a Bachelor of Science degree in Electrical Engineering from Kansas State University, a Master of Science degree in Electrical Engineering from Purdue University and a Doctor of Philosophy degree also in Electrical Engineering, from Stanford University.

     FRANK E. MANNING, Chairman Emeritus, is the founder of the Company. Mr. Manning has served as a Director of the Company since its organization in 1969. Mr. Manning received a Bachelor of Science degree in Economics from Franklin and Marshall College in 1942, and a Masters of Letters degree in Industrial Relations from the University of Pittsburgh in 1946.

     HAROLD P. HANSON, formerly executive director of the Committee on Science, Space and Technology of the U.S. House of Representatives from 1980-1982 and 1984-1990, was elected a Director of the Company in June 1990. Dr. Hanson is now adjunct professor of physics, University of Florida, Gainesville and the editor and publisher of DELOS, a non-profit journal of translation. He is a member of the Essex Scientific Advisory Board, and a Fellow of the American Physical Society and a National Science Foundation Franklin medalist. Dr. Hanson was previously provost of Wayne State University and Boston University. He was an executive vice president, vice president for academic affairs, dean of the Graduate School and professor of physics of the University of Florida, Gainesville. He was also chairman of the Department of Physics and director, Center for Structural Studies, University of Texas, Austin. A naval officer during World War II, Dr. Hanson served as research physicist at the Naval Ordnance Laboratory and was later a Fulbright research fellow in 1961-1962. Dr. Hanson earned graduate degrees at the University of Wisconsin.

     ROBERT W. HICKS was elected a Director of the Company in August 1988. He has been an independent consultant since 1986. During this period he was engaged for three and one-half years by the State of Maryland Deposit Insurance Fund Corporation, Receiver of several savings and loan associations, first as an Agent and then as a Special Representative (both court-approved positions). He also engages in consulting in the commercial sector. He is a principal officer and stockholder in Asset Management & Recovery, Inc., a consulting firm which has primarily provided services, directly and as a subcontractor, to the Resolution Trust Corporation and law firms engaged by the Resolution Trust Corporation. Mr. Hicks is also a Director and Secretary of the Kirby Lithographic Company, Inc.

     SAMUEL HOPKINS was elected a Director of the Company in August 1988. From January 1970 until retirement in October 1987 he was a partner of Alex. Brown & Sons (investment bankers) in Baltimore, Maryland. Since 1976, Mr. Hopkins has been a Director of American Maritime Cases, Inc. (legal publisher) in Baltimore, Maryland. He received a Bachelor of Science degree in Business Economics from Johns Hopkins University in 1934 and a Juris Doctor degree from the University of Maryland in 1938. Mr. Hopkins is a Chartered Financial Analyst. Mr. Hopkins will retire and not be a candidate for re-election to the office of Directors.

     RAY M. KEELER was elected a Director of the Company in July 1989. Since 1986, he has been an independent consultant to both industry and government organizations in areas related to national and tactical intelligence programs. Mr. Keeler served on the Board of Directors of SEDC from December 1987 through April 1989. From 1988 to November 1995, he was President of CRYTEC, Inc., a service company providing management, business development and technical support to companies involved in classified cryptologic projects. Since December 1995, he has been a consultant to companies involved in national technical intelligence programs. From 1982 to 1986, Mr. Keeler was Director of Program and Budget for the NSA. He received a Bachelor of Arts degree from the University of Wisconsin-Madison in 1957.

     A. WILLIAM PERKINS has been a Director of the Company since its organization in 1969. He is President of Perkins Warehouse Company, of Alexandria, Virginia. He is retired from 23 years in the printing industry, having served as President and Chairman of the Board of Directors of Old Dominion Printing Co. Mr. Perkins served in the U.S. Navy during World War II and the Korean Conflict.

                                   PROPOSAL 2


                         RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS


     The Board of Directors has, upon recommendation of the Audit Committee, selected Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 28, 1997, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Arthur Andersen LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and their clients. Arthur Andersen LLP presently serves as the Company's independent auditors.

     Arthur Andersen LLP representatives will be present at the Annual Meeting to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS AND, UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION.


                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the Stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

     It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying proxy in the enclosed envelope which requires no postage if mailed in the United States.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     Any proposal which a Stockholder wishes to have presented at the next Annual Meeting of Stockholders, expected to be held during September 1998, must be received at the main office of the Company at 9150 Guilford Road, Columbia, Maryland 21046 no later than March 31, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting. It is urged that any such proposals be sent by certified mail, return receipt requested.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report on Form 10-KSB for the year ended December 29, 1996 accompanies this Proxy Statement. Additional copies of this report may be obtained by written request to the Secretary at the address indicated below. Such report is not part of the proxy solicitation materials.

                               REFERENCE DOCUMENTS



     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 29, 1996 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE SECRETARY, ESSEX CORPORATION, 9150 GUILFORD ROAD, COLUMBIA, MARYLAND 21046. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.



                              BY ORDER OF THE BOARD OF DIRECTORS



                              LEONARD E. MOODISPAW
                                   SECRETARY